UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 10, 2013

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Note Offering

On January 10, 2013, Kodiak Oil & Gas Corp. (the “Company”) and Kodiak Oil & Gas (USA) Inc., the Company’s wholly-owned subsidiary (the “Guarantor” or the “Subsidiary”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC, as representatives of the several purchasers identified therein (the “Purchasers”), in which the Company agreed to issue and sell to the Purchasers $350.0 million aggregate principal amount of the Company’s 5.50% Senior Notes due 2021 (the “Senior Notes”) at a purchase price to the Purchasers of 100% of the principal amount of the Senior Notes. The Guarantor agreed to guarantee payment of the Senior Notes on a senior unsecured basis. The Senior Notes were issued under the Indenture described below.

The offering of the Senior Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes are not registered under the Securities Act or the securities laws of any other jurisdiction.

Under the Purchase Agreement, the Company and the Guarantors made customary representations and warranties and agreed to indemnify the Purchasers against various liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Senior Notes. The closing of the sale of the Senior Notes occurred on January 15, 2013. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

In connection with the sale of the Senior Notes, the Company and the Guarantor entered into a Registration Rights Agreement, dated January 15, 2013, among the Company, the Guarantor and the Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Senior Notes under the Securities Act. Pursuant to the Registration Rights Agreement, the Company and the Guarantor are required to file an exchange offer registration statement and use commercially reasonable efforts to cause such exchange offer registration statement to become effective. In certain circumstances, the Company and the Guarantor may be required to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resale of the Senior Notes and to keep such shelf registration statement effective until the earlier of one year following the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold. If the Company and the Guarantor fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay liquidated damages by way of additional interest on the Senior Notes.

A copy of the Registration Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

The information in Item 2.03 of this report is incorporated herein by reference.

Amendment to Amended and Restated Credit Agreement

On January 15, 2013, the Subsidiary entered into the Seventh Amendment (the “Seventh Amendment”) to Amended and Restated Credit Agreement (such Amended and Restated Credit Agreement, as amended prior to the Seventh Amendment, the “Original Agreement”), with each of the lenders from time to time party thereto, which includes Wells Fargo Bank, N.A., KeyBank National Association, BMO Harris Financing, Inc., Royal Bank of Canada, The Bank of Nova Scotia, Scotiabank, Inc., Credit Suisse AG, Cayman Island Branch, Comerica Bank, U.S. Bank National Association, JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas, Suntrust Bank and Cadence Bank, N.A. (collectively, the “Credit Agreement Lenders”), and Wells Fargo Bank, N.A., as administrative agent for the Credit Agreement Lenders (the “Administrative Agent”). The Seventh Amendment, among other things, amends the Original Agreement among the Subsidiary, the Credit Agreement Lenders and the Administrative Agent to permit the issuance of the Senior Notes, to permit the proceeds of the Senior Notes to be distributed to the Subsidiary through one or more intercompany notes, and to permit the Subsidiary to repay the interest on those intercompany notes subject to certain conditions in the Seventh Amendment.

All other material terms of the Original Agreement remain unchanged. The foregoing description of the Seventh Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Seventh Amendment attached hereto as Exhibit 10.2. For a description of the terms of the Original Agreement, see the Company’s Current Reports on Form 8-K filed on May 27, 2010, December 2, 2010, April 19, 2011, November 3, 2011, November 14, 2011, January 17, 2012, and May 17, 2012, which are incorporated herein by reference.

In connection with the closing of the Senior Note offering, the Company intends to pay down a portion of the debt outstanding under the Original Agreement, as amended by the Seventh Amendment.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Senior Notes were issued pursuant to the indenture entered into on January 15, 2013 (the “Indenture”) among the Company, the Guarantor, U.S. Bank National Association, as the trustee (the “Trustee”), and Computershare Trust Company of Canada, as the Canadian trustee. The terms of the Senior Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit the Company’s and the Guarantor’s ability to make investments; incur additional indebtedness or issue preferred stock; create liens; sell assets; enter into agreements that restrict dividends or other payments by restricted subsidiaries; consolidate, merge or transfer all or substantially all of the assets of the Company; engage in transactions with the Company’s affiliates; pay dividends or make other distributions on capital stock or prepay subordinated indebtedness; and create unrestricted subsidiaries. The Indenture also contains customary events of default. Upon the occurrence of events of default arising from certain events of bankruptcy or insolvency, the Senior Notes shall become due and payable immediately without any declaration or other act of the Trustee or the holders of the Senior Notes. Upon the occurrence of certain other events of default, the Trustee or the holders of the Senior Notes may declare all outstanding Senior Notes to be due and payable immediately. The Company will pay interest on the Senior Notes on January 15 and July 15 of each year, beginning on July 15, 2013. The Senior Notes will mature on January 15, 2021.

The Senior Notes are redeemable by the Company at any time on or after January 15, 2017, at the redemption prices set forth in the Indenture. The Senior Notes are redeemable by the Company prior to December 1, 2015, at the redemption prices plus a “make-whole” premium set forth in the Indenture. The Company is also entitled to redeem up to 35% of the aggregate principal amount of the Senior Notes before January 15, 2016 with net proceeds that the Company raises in equity offerings at a redemption price equal to 105.50% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest. If the Company undergoes a change of control, it may redeem all, but not less than all, of the Senior Notes at a redemption price equal to 101% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest. The Company may redeem the Senior Notes if, as a result of changes in applicable law, it is required to pay additional amounts related to tax-withholdings, at a price equal to 100% of the Senior Notes plus accrued and unpaid interest. The Company must offer to purchase the Senior Notes if it experiences specific types of changes of control or sells assets under certain circumstances.

The Senior Notes are jointly and severally guaranteed on a senior unsecured basis by the Guarantor and by certain of the Company’s future subsidiaries. The Senior Notes and the guarantees thereof will be the Company and the Guarantor’s general senior obligations and will rank senior in right of payment to any of the Company’s and the Guarantor’s future subordinated indebtedness, rank equal in right of payment with any of the Company’s and the Guarantor’s existing and future senior indebtedness, rank effectively junior in right of payment to the Company’s and the Guarantor’s existing and future secured indebtedness (including indebtedness under the Company’s first lien credit agreement), to the extent of the value of the Company’s and the Guarantor’s assets constituting collateral securing such indebtedness, and rank effectively junior in right of payment to any indebtedness or liabilities of any of the Company’s future subsidiaries or any subsidiary that does not guarantee the Senior Notes.

The Senior Notes will be represented by notes in the form attached to the Indenture.

The foregoing description of Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Indenture attached hereto as Exhibit 4.2.

Item 8.01. Other Events.

On January 15, 2013, the Company issued a press release announcing the closing of the offering of the Senior Notes.  The Company received net proceeds of approximately $343.4 million, after deducting the initial purchasers’ discounts and estimated offering expenses.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Senior Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

4.1

Registration Rights Agreement, dated January 15, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC

4.2

Indenture, dated January 15, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., U.S. Bank, National Association, as trustee, and Computershare Trust Company of Canada, as the Canadian trustee

10.1

Purchase Agreement, dated January 10, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., and Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC, as representatives of the several purchasers identified therein

10.2

Seventh Amendment to Amended and Restated Credit Agreement, dated as of January 15, 2013, among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the Lenders signatory thereto

99.1	Press release of Kodiak Oil & Gas Corp., dated January 15, 2013, relating to the close of the senior note offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: January 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1

Registration Rights Agreement, dated January 15, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC

4.2

Indenture, dated January 15, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., U.S. Bank, National Association, as trustee, and Computershare Trust Company of Canada, as the Canadian trustee

10.1

Purchase Agreement, dated January 10, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., and Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC, as representatives of the several purchasers identified therein

10.2

Seventh Amendment to Amended and Restated Credit Agreement, dated as of January 15, 2013, among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the Lenders signatory thereto

99.1	Press release of Kodiak Oil & Gas Corp., dated January 15, 2013, relating to the close of the senior note offering